EXHIBIT (b)

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report on Form N-CSR of Guggenheim Build America Bonds Managed Duration Trust (the “Company”) for the semi-annual period ended November 30, 2011 (the “Report”), Kevin M. Robinson, as Chief Executive Officer and Chief Legal Officer of the Company, and John Sullivan, as Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 3, 2012

                      /s/ Kevin M. Robinson

Name:           Kevin M. Robinson

Title:             Chief Executive Officer and Chief Legal Officer

                      /s/ John Sullivan

Name:           John Sullivan

Title:             Chief Financial Officer, Chief Accounting Officer and Treasurer